EXHIBIT 23-A


                 CONSENT OF INDEPENDENT AUDITORS

      We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Centel Retirement Savings Plan for Bargaining Unit Employees of Sprint Corporation of our reports for Sprint Corporation and the FON Group dated February 3, 1998 (except Note 1, as to which the date is May 26, 1998) and our report for the PCS Group dated May 26, 1998 included in Sprint's Proxy Statement/Prospectus that forms a part of Registration Statement No. 333-65173 and in Sprint's Current Report (Form 8-K) dated November 2, 1998 filed with the Securities and Exchange Commission, and our report dated February 3, 1998, with respect to the consolidated financial statements and schedule of Sprint Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


                                   /s/ Ernst & Young LLP
                                   ERNST & YOUNG LLP

Kansas City, Missouri
December 3, 1998